Exhibit 99.1

ClearSign Technologies Corporation Provides Third Quarter 2025 Update

TULSA, Okla., November 19, 2025 – ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), a leader in advanced combustion and sensing technologies that help industrial operators dramatically reduce emissions, increase efficiency and safety, and support the use of cleaner fuels including hydrogen, today provides an update on operations for the quarter ended September 30, 2025.

“We are very encouraged by the recent uptick in order flow and we believe it reflects growing market acceptance of ClearSign’s technologies. This gives us confidence that our strategy of product line expansion and channel partner engagement is gaining traction,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “In addition, we believe that our focus on strategic product development has opened the door to new markets, as demonstrated by the ‘M’ series, and we anticipate that our innovations in core process burners with 100% hydrogen capability will position us to serve a broader segment of the market and establish a strong foundation for future growth. We look forward to shipping a previously announced major order before year-end and continuing to expand our installation base and grow our sales pipeline.”

Strategic and Operational Highlights

Recent strategic and operational highlights including, and subsequent to, the third quarter of 2025:

Received Two Separate ClearSign Core(TM) “M” Series Burner Orders from Heater Manufacturer Devco Process Heaters: Both orders are for the new ClearSign Core™ M25. One of these orders is slated for installation in a hot oil heater at a New Mexico gas processing facility and the other will be installed as a retrofit in an existing hot oil heater at a gas processing facility of a multinational energy company in West Texas. The Company expects to deliver both burners in the first quarter of 2026.

Received Order for Fourth Low-Emission Flare Burner from Leading Energy Producer in California: The fourth burner order from a major energy producer in California covers engineering and design work for the retrofit of an enclosed flare at a production facility in California’s San Joaquin Valley, which is scheduled for installation in the second quarter of 2026. The scope of this order includes upgraded flare structure components and control systems, expanding ClearSign’s engagement beyond burner technology to include broader emissions and system integration solutions.

Received a 32-Burner Engineering Order from Global Supermajor: The Company received the initial computational fluid dynamic (“CFD”) analysis and engineering order from a supermajor refiner as the first phase of a process heater retrofit for a total of 32 ClearSign Core™ burners to be installed in one of its California refineries. The initial CFD analysis and engineering order was received directly from the customer for burners to be installed in two heaters in the supermajor refiner’s California facility. The Company expects the project to commence imminently and be rolled out in phases.

Received Order for Comprehensive Testing of 100% Hydrogen Capable Burner from Petrochemical Client Requesting Performance Mapping for Future Deployment: The Company received an order for a comprehensive range of process burner testing from a major petrochemical customer. The testing included the collection of comprehensive operational data over a range of operating conditions and fuel blends. The Company expects the testing to be completed, and its results to be delivered to the customer, in the fourth quarter of 2025.

Received Engineering Order for a 36 Process Burner Heater at a Texas Refinery: The Company received the initial engineering order from an integrated petroleum producer as the first phase of a process heater retrofit for a total of 36 ClearSign Core™ burners to be installed in their U.S. Gulf Coast refinery. The engineering order was received directly from the petroleum company. The proposed project is for installation in their U.S. Gulf Coast facility in Texas. The Company expects the project to be rolled out in phases.

Financial Information

Cash and cash equivalents were approximately $10.5 million as of September 30, 2025.

There were 52,517,048 shares of the Company’s common stock issued and outstanding as of September 30, 2025.

Conference Call

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-888-506-0062 within the U.S. or 1-973-528-0011 from abroad, both using Participant Access Code: 919913. Investors can also access the call online through a listen-only webcast at https://www.webcaster5.com/Webcast/Page/3133/53170 or on the investor relations section of the Company’s website at http://ir.clearsign.com/overview.

The Company will host a Q&A session during the call and investors wishing to submit a question ahead of time can do so by emailing questions to mselinger@firmirgroup.com.

The webcast will be archived on the Company’s investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 877-481-4010 within the U.S. or 919-882-2331 from abroad using Replay Passcode #53170. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary Note on Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners, sensors, flares and any other products it may offer from time to time in the markets it operate in, and any other markets the Company may sell products in; the performance of the Company’s products, including its ultra-low NOx burner and the related fuel and electricity savings; the Company’s ability to timely fabricate and ship its burners, sensors, flares and any other products or technologies it may offer from time to time; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s ability to expand its sales of flaring solutions; the Company’s and Zeeco’s ability to successfully market the co-branded process burner line with Zeeco; the Company’s ability to diversify its product offerings through different applications of its technologies and core competencies; the Company’s ability to successfully perform engineering and computer modeling orders; the Company’s ability to generate sales and purchase orders from its engineering and computer modeling orders; the Company’s ability to successfully develop the 100% hydrogen burner; the Company’s ability to effectively compete and gain market acceptance in the midstream market; the Company’s ability to provide low emissions and system integration solutions based on continuously changing air permit requirements at the federal and state level; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when needed; the Company’s ability to compete with competitors; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K and other periodic and current reports filed with the U.S. Securities and Exchange Commission and available for review at www.sec.gov . Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com